UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

BLUE DOLPHIN ENERGY COMPANY
(Name of Registrant as specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Due to the public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our stockholders and our management, the Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Dolphin Energy Company, a Delaware corporation (referred to herein as “Blue Dolphin,” “we,” “us” and “our”), will be conducted in a virtual meeting format only. This will be a telephonic call-in meeting. There will be no in-person meeting. The virtual telephone meeting will be held on Thursday, December 31, 2020 at 10:00 a.m. Central Time.

Our Board of Directors (the “Board”) has specified the close of business on November 23, 2020 as the record date (“Record Date”). You are entitled to participate in the Annual Meeting if you were a stockholder as of the Record Date. Stockholders that desire to participate in the Annual Meeting will be required to register in advance at investor.relations@blue-dolphin.com prior to the registration deadline of Wednesday, December 30, 2020 at 5:00 p.m. Central Time. Upon registering, stockholders will receive further instructions via email. The list of registered stockholders as of the Record Date is available for inspection by email request to investor.relations@blue-dolphin.com.

At the Annual Meeting, stockholders will consider proposals to:

(1)
elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal;
(2)
approve, on an advisory basis, a non-binding vote on executive compensation (“Say on Pay”);
(3)
approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes;
(4)
ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)
transact any other business that may properly come before the Annual Meeting.

Additional information regarding the Annual Meeting is set forth in the accompanying proxy statement. Regardless of whether you plan to participate in the Annual Meeting, we request that you vote your shares of Blue Dolphin common stock at your earliest convenience in order to ensure that your shares of Blue Dolphin common stock will be represented at the Annual Meeting. Depending on how you hold your shares of Blue Dolphin common stock, options to cast your ballot include the Internet, telephone, or mail. If you have Internet access, we recommend that you record your vote via the Internet.

AVAILABILITY OF PROXY MATERIALS – IMPORTANT NOTICE
Proxy materials are available online https://iproxydirect.com/BDCO

Registered stockholders may vote during the Annual Meeting, if they have registered in advance to participate, by casting a ballot through the Internet or by phone. Beneficial stockholders that desire to cast a ballot during the Annual Meeting must obtain and use the legal proxy form from provided by their brokerage firm, bank, trust, or other nominee, which contains a control number. The inspector of election at the Annual Meeting has access to the registered stockholder’s list to verify whether a registered stockholder is entitled to vote as of the Record Date. However, the inspector of election does not have access to the control number verification system that brokerage firms, banks, trusts, and other nominees use to verify whether a beneficial stockholder is entitled to vote at the Annual Meeting. See “Frequently Asked Questions – 7. How do I vote if I am a beneficial stockholder?” for more information on voting shares held through a brokerage firm, bank, trust or other nominee.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board
November 25, 2020
Houston, Texas

BLUE DOLPHIN ENERGY COMPANY

November 25, 2020

Fellow Stockholders:

We are in the midst of an unprecedented and historic global event, and the financial markets have reflected the disruption with the oil and gas sector being particularly hard hit, not just by a virus-related shock to demand but by a supply-side shock as well. Despite the volatility in the energy market, we have remained committed ensuring our personnel are safe, maintaining our assets, and planning for recovery.

Personnel Safety

At the onset of the COVID-19 crisis, we responded quickly by prioritizing the safety of our personnel. We implemented work from home policies for our workforce and established rigorous health and safety protocols for refining and contractor/vendor-facing resources. These processes were successfully established without significant business disruption.

Nixon Facility Improvements

During 2020 we safely completed a 13-day planned maintenance turnaround and concluded the 5-year capital improvement expansion project of the Nixon facility. The turnaround focused on resolving crude heater issues while the expansion project involved the construction of nearly 1.0 million bbls of new petroleum storage tanks and smaller efficiency improvements to the refinery. The increase in petroleum storage capacity has helped with de-bottlenecking the Nixon refinery, and the additional petroleum storage capacity will allow for increased refinery throughput of up to approximately 30,000 bpd.

Looking Ahead

The Board of Directors and management evaluate our strategy each year and refine our goals and strategies to ensure we are working for the long-term benefit of our stakeholders. Like many of our peer companies, we are exploring opportunities in the next decade’s “energy transition,” including opportunities to use our existing sites, equipment, and process expertise to develop or partner in the development of renewable fuels and materials. We believe this will provide us and our customers with increasing options as the world’s energy needs and supply mix evolve.

Our personnel continue to work tirelessly in these challenging times, and I would like to thank them for their commitment. I would also like to thank you, our shareholders, for continuing to place your trust in us.

With regards,

Jonathan P. Carroll Chairman of the Board, Chief Executive Officer and President
801 Travis Street, Suite 2100, Houston, Texas 77002
Phone (713) 568-4725 ● Fax (713) 227-7626 ● www.blue-dolphin-energy.com

PROXY STATEMENT BLUE DOLPHIN ENERGY COMPANY

TABLE OF CONTENTS

PROCEDURAL MATTERS	2
General	2
Date, Time and Place	2
Purpose	2
Record Date; Who Is Entitled to Vote	2
Material Delivery	2
Quorum	2
Abstentions and Broker Non-Votes	3
Votes Required for Approval	3
Voting Your Shares	3
Revoking Your Proxy	4
Where to Direct Questions	4
Reimbursement of Solicitation Expenses	4
FREQUENTLY ASKED QUESTIONS (“FAQs”)	5
PROPOSALS	8
(1) ELECTION OF DIRECTORS	8
(2) ADVISORY VOTE ON SAY ON PAY	10
(3) ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES	10
(4) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
(5) TRANSACTION OF OTHER MATTERS	11
EXECUTIVE OFFICERS	12
CORPORATE GOVERNANCE AND BOARD MATTERS	13
AUDIT COMMITTEE REPORT	14
COMPENSATION DISCUSSION AND ANALYSIS	17
COMPENSATION COMMITTEE REPORT	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
RELATED PARTY TRANSACTIONS	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS	24
WHERE YOU CAN FIND MORE INFORMATION	25
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	25
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	26

PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin Energy Company (referred to herein as “Blue Dolphin,” “we,” “us” and “our”) in connection with the solicitation of proxies by Blue Dolphin’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

Date, Time, and Place

The Annual Meeting will be held on Thursday, December 31, 2020 at 10:00 a.m. Central Time. Due to COVID-19, the meeting will be a telephonic call-in meeting. There will be no in-person meeting.

Purpose

At the Annual Meeting, stockholders are being asked to consider and vote upon proposals to:

(1)
elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal;
(2)
approve, on an advisory basis, the Say on Pay proposal;
(3)
approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes;
(4)
ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)
transact any other business that may properly come before the Annual Meeting.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business on November 23, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The list of registered stockholders as of the Record Date is available for inspection by email request to investor.relations@blue-dolphin.com. On the Record Date, there were 12,693,514 shares of our common stock, par value $0.01 per share (the “Common Stock”), outstanding. Stockholders are entitled to one (1) vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Material Delivery

This proxy statement, along with its accompanying notice and proxy form, are first being mailed to stockholders on or about November 30, 2020. We are also mailing an insert notifying stockholders that our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) is available online.

Quorum

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting and represented in person (via telephone for the Annual Meeting) or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

Abstentions – If a stockholder abstains from voting on a proposal, the shares are considered present and entitled to vote at the Annual Meeting. Therefore, abstentions will count toward determining whether or not a quorum is present. Under Delaware law, a proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have no effect on the proposal regarding the election of directors, as the nominees are elected by a plurality of the votes cast. Abstentions on proposals that require the affirmative vote of a majority of the shares entitled to vote and represented at the Annual Meeting, in person (via telephone for the Annual Meeting) or by proxy, will, in effect, be a vote against such matter.

Broker Non-Votes – Broker non-votes occur when brokers, banks or other nominees that hold shares on behalf of beneficial (“street name”) stockholders do not receive voting instructions from the beneficial stockholders prior to the Annual Meeting and do not have discretionary voting authority to vote those shares. Broker non-votes are considered present and entitled to vote at the Annual Meeting. Therefore, broker non-votes will count toward determining whether or not a quorum is present. However, under New York Stock Exchange Rule 452, which has been approved by the Securities and Exchange Commission (the “SEC”), brokers are prohibited from voting shares of Common Stock for which they have not received instructions on non-routine matters, including the election of directors.

Votes Required for Approval

With the exception of the election of directors, our By-Laws, as amended and restated (the “By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present, either in person (via telephone for the Annual Meeting) or by proxy, and entitled to vote at the Annual Meeting for the proposal to be approved. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) — Election of Directors: You may vote “FOR” any one, or all, of the nominees, or withhold your vote for any one or more of the nominees. As the nominees are elected by a plurality of the votes cast, withheld votes and abstentions will not affect the outcome of this proposal. This proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions;

Proposal (2) – Advisory Say on Pay Vote: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person (via telephone for the Annual Meeting) or by proxy, is required to approve the advisory proposal concerning the compensation of our named executive officers;

Proposal (3) – Advisory Vote on Frequency of Say on Pay Votes: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person (via telephone for the Annual Meeting) or by proxy, is required to approve the advisory vote on the frequency of Say on Pay votes; and

Proposal (4) — Ratification of Independent Registered Public Accounting Firm: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person (via telephone for the Annual Meeting) or by proxy, is required to approve the ratification of UHY as our independent registered public accountants for the fiscal year ending December 31, 2020. Under applicable SEC rules, this proposal is considered a routine matter and brokers will have the discretionary authority to vote shares of Common Stock for which they have not received instructions.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1), (2), (3) and (4).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

providing written or electronic notice of revocation;

submitting a proxy of a later date; or

voting in person (via telephone at the Annual Meeting).

A written notice of revocation should be sent by email to investor.relations@blue-dolphin.com. Depending on how you hold your shares, you can submit a proxy of a later date via the Internet, by telephone, by fax, or by mail.
Where to Direct Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs) section, which is included as part of this proxy statement. If you have any additional questions, please contact Investor Relations at investor.relations@blue-dolphin.com.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail but may also be solicited by telephone or other electronic means by directors, officers, and employees of Blue Dolphin in the ordinary course of business, for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries, and other custodians send proxy materials to the beneficial owners of Common Stock, for which Blue Dolphin will reimburse them for their reasonable out-of-pocket expenses.

Remainder of Page Intentionally Left Blank

FREQUENTLY ASKED QUESTIONS (“FAQs”)

The FAQs presented in this section are to assist you in understanding the proposals you are being asked to vote upon for the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement or contact Blue Dolphin, Investor Relations at (713) 568-4725.

Procedural Matters

1.
Why am I receiving this proxy statement?
You are receiving this proxy statement because you hold shares of Blue Dolphin Common Stock as of the Record Date for the Annual Meeting.

2.
What does it mean if I receive more than one proxy?
If you receive more than one proxy form, it means that you hold shares of Common Stock in more than one account. For example, you may own your shares of Common Stock individually, jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares of Common Stock are voted, you will need to sign and return each proxy form received because they are held in a different form of ownership.

3.
Who is entitled to attend and vote at the Annual Meeting?
If you owned shares of Common Stock as of the close of business on November 23, 2020, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, there were approximately 12,693,514 shares of Common Stock and outstanding.

4.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, December 31, 2020 at 10:00 a.m. Central Time. Due to COVID-19, the meeting will be a telephonic call-in meeting. There will be no in-person meeting.

5.
What do I need to do now?
After carefully reading and considering the information contained in this proxy statement, please vote your shares of Common Stock as described below. You are entitled to one (1) vote for each share of Common Stock you own as of the Record Date.

6.
How do I vote if I am a registered stockholder?
If your shares of Common Stock are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the stockholder of record or a “registered stockholder.” Registered stockholders may vote as follows: (i) by mail by completing, signing and dating each proxy form received and returning it in the enclosed prepaid envelope, (ii) by fax by completing, signing and dating each proxy form received and faxing to (202) 521-3464, (iii) via the Internet at https://www.iproxydirect.com/BDCO by following the instructions, or (iv) by participating telephonically in the Annual Meeting. If voting by mail, fax, or the Internet, your voting instructions must be received by the “voting closed” determination that will be made live during the Annual Meeting. Voting by mail, fax, or the Internet will not prevent you from participating in the Annual Meeting telephonically. You are encouraged to submit a proxy by mail, fax, or the Internet even if you plan to participate in the Annual Meeting telephonically to ensure that your shares of Common Stock are present in person or represented by proxy.

7.
How do I vote if I am a beneficial stockholder?
If your shares of Common Stock are held by a brokerage firm, bank, trust, or other nominee, you are considered the “beneficial stockholder” of the shares of Common Stock. The Common Stock is being held in “street name” and your broker, bank, or other nominee is considered to be the holder of these shares. This means that, as a beneficial stockholder, you cannot vote your shares of Common Stock directly. You have the right to direct / instruct the brokerage firm, bank, trust, or other nominee on how to vote your shares of Common Stock. You also have the right to participate in the Annual Meeting telephonically. Your broker, bank, trustee, or nominee is obligated to provide you with a voting instruction form for voting purposes.

Under SEC Rules, brokers are not permitted to vote on your behalf for non-routine matters. They may vote on your behalf for routine matters. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust, or other nominee regarding how to instruct them to vote your shares of Common Stock.

Non-Routine Matters:
Proposal (1), election of directors
Proposal (2), approval, on an advisory basis, the Say on Pay proposal
Proposal (3), approval, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes

Routine Matters:
Proposal (4), ratification of UHY as our independent registered public accounting firm for the year ending December 31, 2020

If you wish to vote in person (via telephone at the Annual Meeting), you must obtain a legal proxy form from the brokerage firm, bank, trust, or other nominee and present it to the inspector of election with your ballot. If you hold some shares of Common Stock as a registered stockholder and some shares of Common Stock as a beneficial stockholder, the shares of Common Stock cannot be combined for voting purposes because the shares of Common Stock held beneficially list the brokerage firm, bank, trust or other nominee as the stockholder of record.

8.
What if I fail to instruct my brokerage firm, bank, trust, or other nominee how to vote?
Because your brokerage firm, bank, trust, or other nominee does not have discretionary authority to vote on non-routine matters, failure to provide your broker or other nominee with voting instructions on how to vote your shares of Common Stock will result in a broker non-vote for Proposal Nos. (1), (2), and (3).

9.
What are the proposals that will be voted on at the Annual Meeting?
You are being asked to consider and vote upon proposals to: (1) elect five directors, (2) approve, on an advisory basis, Say on Pay, (3) approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes, (4) ratify the selection of UHY as our independent registered public accounting firm for the year ending December 31, 2020 and (5) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

10.
How does Blue Dolphin’s Board recommend that I vote on the proposals?
The Board has determined that each of the proposals presented in the proxy statement are in the best interests of you -- our stockholder -- and unanimously recommends that you vote “FOR” each proposal presented in the proxy statement.

11.
How many votes are required to approve an adjournment or postponement of the Annual Meeting to a later time, if necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals?
If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions and broker non-votes will have no effect on this matter.

12.
How are votes counted?
The inspector of election that is appointed for the Annual Meeting will count the votes. Such person will separately count “FOR,” “WITHHELD” and “AGAINST” votes, as well as abstentions and broker non-votes.

13.
What constitutes a quorum for the Annual Meeting?
The presence, in person (via telephone at the Annual Meeting) or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Shares of Common Stock held by registered stockholders that submit a properly executed proxy form will be counted as part of the quorum. Shares of Common Stock held by beneficial stockholders that either provide their brokerage firm, bank, trust, or other nominee with voting instructions or obtain a legal proxy form for voting in person (via telephone at the Annual Meeting) will be counted as part of the quorum.

14.
Am I entitled to appraisal rights?
Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented at the Annual Meeting.

15.
What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?
The date of record to determine whether stockholders are entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer or sell your shares of Common Stock after the Record Date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

16.
Who can answer further questions?
For additional questions, please contact Blue Dolphin, Investor Relations at investor.relations@blue-dolphin.com. For assistance in submitting proxies or voting shares of Common Stock, registered stockholders should contact Securities Transfer Corporation by phone at (469) 633-0101 or visit their website at http://www.stctransfer.com. Beneficial stockholders should contact their brokerage firm, bank, trust, or other nominee for additional information.

Selection of UHY as Independent Registered Public Accounting Firm

17.
How long has UHY been our independent registered public accounting firm?
UHY has been engaged as our independent registered public accounting firm since 2002. Although ratification of UHY as our independent registered public accounting firm by our stockholders is not required by our By-Laws, the Board believes that submitting this matter to a vote reflects good corporate practice.

18.
What happens if UHY’s selection is not ratified?
In the event of a negative vote on such ratification, the Audit Committee of the Board (the “Audit Committee”) will consider whether it is appropriate to select another independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

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PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of Ryan A. Bailey, Amitav Misra, and Christopher T. Morris, each an outside director, is considered an “Independent Director” as such term is defined by OTCQX and SEC rules. Jonathan P. Carroll, our Chief Executive Officer and President, and Herbert N. Whitney, are not independent directors. The independent members of the Board nominated Messrs. Bailey, Misra, Morris, Carroll, and Whitney to serve as directors until the next annual meeting of stockholders. Each director that was nominated (each a “Director Nominee”) shall serve as a director until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until they resign or are removed.

Each Director Nominee has consented to being nominated and has expressed a willingness to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.

This table reflects, as of the Record Date: (i) each Director Nominee’s name, age, principal occupation, and directorships during the past five (5) years and (ii) their relevant knowledge and experience that led to their nomination to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Jonathan P. Carroll, 59

Blue Dolphin Energy Company
Chairman of the Board (since 2014)
Chief Executive Officer, President, Assistant Treasurer and Secretary (since 2012)

Lazarus Energy Holdings, LLC (“LEH”)
President (since 2006) and Majority Owner
Together, LEH and Jonathan Carroll own approximately 82% of our outstanding Common Stock as of the Record Date.

Mr. Carroll has served on Blue Dolphin’s Board since 2014. He is currently Chairman of the Board. Since 2004, he has served on the Board of Trustees of the Salient Fund Group, and has served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds. Mr. Carroll previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015.

Mr. Carroll earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University. Based on his educational and professional experiences, Mr. Carroll possesses particular knowledge and experience in business management, finance and business development that strengthen the Board’s collective qualifications, skills, and experience.

Ryan A. Bailey, 45

Carbonado Partners
Managing Partner (since September 2020) and Founder

Pacenote Capital
Managing Partner (2019 to 2020) and Co-founder

Children’s Health System of Texas
Head of Investments (2014 to 2019)

Mr. Bailey was appointed to Blue Dolphin’s Board in November 2015.  He is currently a member of the Audit and Compensation Committees.  He also serves as an advisor and mentor to Texas Wall Street Women, a non-profit member organization; is a member of the advisory board of Solovis, Inc., an investment software company; and serves as a Board member for the Texas Hedge Fund Association.

Mr. Bailey earned a Bachelor of Arts in Economics from Yale University and completed a graduate course in tax planning from the Yale School of Management.  He holds professional credentialing as a Chartered Financial Analyst (CFA), Financial Risk Manager (FRM), Chartered Alternative Investment Analyst (CAIA) and Chartered Market Technician (CMT). Based on his educational and professional experiences, Mr. Bailey possesses particular knowledge and experience in finance, financial analysis and modeling, investment management, risk assessment and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Amitav Misra, 43

HighRadius Corporation
Vice President of Treasury Marketing (since July 2020)

Arundo Analytics, Inc.
General Manager Americas (2018 to 2020)
Vice President of Marketing (2017 to 2020)

Cardinal Advisors
Partner (2014 to 2017) and Founder

Taxa, Inc.
President, Director and Chief Operating Officer (2012 to 2014)

Mr. Misra has served on Blue Dolphin’s Board since 2014.  He is currently a member of the Audit and Compensation Committees.  Mr. Misra serves as an advisor to several energy, technology, and private investment companies.  He is also a director of the Houston Center for Literacy, a non-profit organization.

Mr. Misra earned a Bachelor of Arts in Economics from Stanford University and holds FINRA Series 79 and Series 63 licenses. Mr. Misra possesses particular knowledge and experience in economics, business development, private equity, and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Christopher T. Morris, 59

Bonaventure Realty Group
Executive Vice President (January 2020 to Present)

Impact Partners LLC
President (2017 to 2020)

Tatum (a Randstad Company)
New York Managing Partner (2013 to 2017)

MPact Partners LLC
President (2011 to Present)

Mr. Morris has served on Blue Dolphin’s Board since 2012; he is currently Chairman of the Audit and Compensation Committees.

Mr. Morris earned a Bachelor of Arts in Economics from Stanford University and a Masters in Business Administration from the Harvard Business School. Based on his educational and professional experiences, Mr. Morris possesses particular knowledge and experience in business management, finance, strategic planning, and business development that strengthen the Board’s collective qualifications, skills, and experience.

Herbert N. Whitney, 80

Wildcat Consulting, LLC
President (since 2006) and Founder

Mr. Whitney has served on Blue Dolphin’s Board since 2012. He previously served on the Board of Directors of Blackwater Midstream Corporation, the Advisory Board of Sheetz, Inc., as Chairman of the Board of Directors of Colonial Pipeline Company, and as Chairman of the Executive Committee of the Association of Oil Pipelines.

Mr. Whitney has more than 40 years of experience in pipeline operations, crude oil supply, product supply, distribution and trading, as well as marine operations and logistics having served as the President of CITGO Pipeline Company and in various general manager positions at CITGO Petroleum Corporation. He earned his Bachelor of Science in Civil Engineering from Kansas State University. Based on his educational and professional experiences, he possesses extensive knowledge in the supply and distribution of crude oil and petroleum products, which strengthens the Board’s collective qualifications, skills, and expertise.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

(2) ADVISORY VOTE ON SAY ON PAY

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our executives as described under “Compensation Discussion and Analysis” in this proxy statement. Say on Pay gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Blue Dolphin Energy Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in our proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation table, and any related material disclosed therein.”

The Say on Pay vote is non-binding on the Board and the Compensation Committee. However, the Board values the opinions of our stockholders as expressed through their votes and other communications with us, and the Board and the Compensation Committee will consider the outcome of the Say on Pay vote when making future executive compensation decisions.

Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” SAY ON PAY.

(3) ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders regarding the desired frequency for holding future non-binding advisory votes to approve the compensation of our named executive officers as described in our annual proxy statement.

This proposal gives our stockholders the opportunity to express their views as to whether Say on Pay votes should occur every one, two or three years. Stockholders may also abstain from casting a vote on this proposal. Because your vote is advisory, it will not be binding on Blue Dolphin, the Board, or the Compensation Committee. However, the Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of Say on Pay votes. Therefore, we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

After careful consideration of the various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to stockholders every three years is the most appropriate alternative at this time.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below. Stockholders will not be voting to approve or disapprove the recommendation of the Board.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of Blue Dolphin Energy Company’s named executive officers as set forth in Blue Dolphin’s proxy statement should be every year, every two years, or every three years.”

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE FREQUENCY ON SAY ON PAY VOTES EVERY THREE YEARS.

(4) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For additional information related to this matter, refer to the FAQs provided as part of this proxy statement.

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2020, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:

UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

the firm’s leadership, management structure and client and employee retention;

the firm’s financial strength and performance; and

the appropriateness of fees charged.

UHY has acted as our principal independent registered public accounting firm since 2002. We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Blue Dolphin and our stockholders.

A representative of UHY is expected to be available during the Annual Meeting, with the opportunity to make a statement if he or she decides to do so, and will respond to appropriate questions.

This table shows fees paid to UHY for the periods indicated:

	December 31,
	2019	2018
	($ in thousands)
Audit fees	$247	$138
Audit-related fees	-	-
Tax fees	-	-

	$247	$138

Audit fees for 2019 and 2018 related to the audit of our consolidated financial statements and the review of our quarterly reports that are filed with the SEC. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(5) TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board was not aware of any matter to be acted upon at the Annual Meeting other than those matters set forth in Proposal Nos. (1), (2), (3), and (4) as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

EXECUTIVE OFFICERS

This table shows, as of the Record Date, the name and age of each executive officer, as well as their principal occupation during the past five (5) years:

Name	Position	Since	Age

Jonathan P. Carroll	Chief Executive Officer, President, Assistant Treasurer, and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	2012	59

Jonathan P. Carroll was appointed Chairman of the Board of Blue Dolphin in 2014, and he was appointed Chief Executive Officer, President, Assistant Treasurer and Secretary of Blue Dolphin in 2012. He has also served as President of LEH since 2006 and is its majority owner. Together, LEH and Jonathan Carroll own approximately 82% of Blue Dolphin’s Common Stock as of the Record Date.  Before founding LEH, Mr. Carroll was a private investor focused on direct debt and equity investments, primarily in distressed assets.  Since 2004, he has served on the Board of Trustees of Salient Fund Group, and has served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds.  Mr. Carroll previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015. He earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.

Remainder of Page Intentionally Left Blank

CORPORATE GOVERNANCE AND BOARD MATTERS

Board

The Board consists of Messrs. Carroll, Bailey, Misra, Morris and Whitney, with Mr. Carroll serving as Chairman. During 2019, the Board met three (3) times and acted by written consent twice. All directors participated in the meetings and acted by written consent. The Board has two standing committees, the Audit Committee, and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2019, the Audit Committee met four (4) times. The Board has affirmatively determined that all members of the Audit Committee are independent under OTCQX and SEC rules and that each of Messrs. Morris and Bailey qualifies as an Audit Committee Financial Expert. The Audit Committee's duties include overseeing financial reporting and internal control functions. The Audit Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Compensation Committee

The Compensation Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2019, the Compensation Committee did not meet. The Board has affirmatively determined that all members of the Compensation Committee are independent under OTCQX rules. The Compensation Committee’s duties include setting and overseeing our compensation policies, as well as reviewing and recommending to the Board for its approval all compensation for the Chief Executive Officer, other senior executives, and directors. The Compensation Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Nominating Procedures

Given the small size of the Board, the Board adopted a “Board Nomination Procedures” policy in lieu of appointing a standing nominating committee. Using the “Board Nomination Procedures” policy, the Audit Committee, which is comprised of independent directors, uses the policy to perform in a similar function as a standing nominating committee. The policy is used by the independent directors when choosing nominees to stand for election. The Board will consider for possible nomination qualified nominees recommended by stockholders in accordance with Blue Dolphin’s Certificate of Incorporation. As addressed in the “Board Nomination Procedures” policy, the manner in which independent directors evaluate nominees for director as recommended by a stockholder is the same as that for nominees received from other sources. See “Director Nomination and Stockholder Proposals by Stockholders for Annual Meeting of Stockholders” in this proxy statement for more information.

The Board endeavors to nominate qualified directors that will make important contributions to the Board and to Blue Dolphin. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience, and have a general appreciation of the major business issues facing Blue Dolphin. The Board also considers issues of diversity and background in its selection process, recognizing that it is desirable for its membership to have differences in viewpoints, professional experiences, educational backgrounds, skills, race, gender, age, and national origin.

Director Attendance at Annual Meeting

Given the small size of the Board, director attendance at our annual meeting of stockholders is encouraged but not required. Mr. Carroll was the only director present at the 2019 annual meeting of stockholders.

Leadership Structure

Blue Dolphin is led by Mr. Carroll, who has served as Chairman of the Board since 2014 and as our Chief Executive Officer and President since 2012. Having a single leader for the Company is commonly utilized by other public companies in the United States, and we believe it is effective for Blue Dolphin as well. This leadership structure demonstrates to our personnel, customers, and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairman, or a permanent lead director, would improve upon the performance of the Board.

Risk Oversight

Our Board is involved in overseeing Blue Dolphin’s risk management. The two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes, as well as compliance, internal control, legal and risk matters. The Compensation Committee oversees compensation policies, including the approval of compensation for directors and management. We believe that the processes established to report and monitor systems for material risks applicable to us are appropriate and effective.

Code of Ethics and Code of Conduct

In compliance with the Sarbanes-Oxley Act of 2002, the Board adopted a code of ethics policy and a code of conduct policy. The Audit Committee established procedures to enable anyone who has a concern about our conduct, policies, accounting, internal control over financial reporting, and/or auditing matters to communicate that concern directly to the Chairman of the Audit Committee. Our code of ethics and code of conduct policies are available on our website (http://www.blue-dolphin-energy.com). Any amendments or waivers to provisions of our code of ethics or code of conduct will be disclosed on Form 8-K as filed with the SEC and/or posted on our website.

Communicating with Directors

As the Board does not receive a large volume of correspondence from stockholders, at this time, there is no formal process by which stockholders can communicate with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for the Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on Form 8-K as filed with the SEC and/or posted on our website (http://www.blue-dolphin-energy.com).

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee is comprised solely of independent directors who have the requisite financial experience and expertise and meet the requirements of OTCQX rules and SEC Rule 10A-3. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant requirements of the Sarbanes-Oxley Act of 2002, as well as proposed and adopted rules of the SEC regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter is available on our website (http://www.blue-dolphin-energy.com).

The Audit Committee’s primary duties and responsibilities are to:

-
assess the integrity of our financial reporting process and systems of internal control regarding accounting;
-
assess the independence and performance of our independent registered public accounting firm; and
-
provide an avenue of communication between our independent registered public accounting firm, management, and the Board.

For the fiscal year ended December 31, 2019, management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted by the United States of America. Management concluded that our internal controls over financial reporting were ineffective at December 31, 2019 due to certain material weaknesses and/or significant deficiencies as described below:

-
Significant deficiency – There is currently not a process in place for formal review of manual journal entries.
-
Material weakness – The company currently lacks resources to handle complex accounting transactions. This can result in errors related to the recording, disclosure, and presentation of consolidated financial information in quarterly, annual, and other filings. Current year audit procedures resulted in significant adjustments related to the accounting for a certain stock issuance in payment of related party debt, as well as deferred revenue relating to consideration received from a supplier.

We are taking the necessary measures to implement formal policies, improve processes, document procedures, and better define segregation of duties to improve financial reporting. These actions are subject to ongoing senior management review, as well as Audit Committee oversight. Although we plan to complete remediation by year end 2020, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in fully remediating the identified weakness and deficiency.

As a smaller reporting company, we are not required to have an audit of our internal control over financial reporting. However, UHY’s audit as of December 31, 2019, included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. The Audit Committee reviewed and discussed with management and UHY our audited consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 31, 2019.

Pursuant to Public Company Accounting Oversight Board guidance, UHY:

-
communicates to the Audit Committee its responsibilities in relation to the audit and establishes an understanding of the terms of the audit engagement with the audit committee;
-
obtains information from the Audit Committee relevant to the audit;
-
communicates to the Audit Committee an overview of the overall audit strategy and timing of the audit; and
-
provides the Audit Committee with timely observations arising from the audit that are significant to the financial reporting process.

With regard to determining UHY’s performance and independence for the fiscal year ended December 31, 2019, the Audit Committee reviewed:

Performance
-
UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;
-
UHY’s leadership, management structure, and client and employee retention;
-
UHY’s financial strength and performance; and
-
the appropriateness of fees charged by UHY.

Independence
-
the relationships between UHY and Blue Dolphin, as well as any relationships between UHY and our management and directors;
-
whether any relationship with or service provided by UHY: (i) creates a mutual or conflicting interest with us, (ii) places UHY in the position of auditing its own work, (iii) results in UHY acting as management or an employee of us, or (iv) places UHY in a position of being an advocate for us; and
-
whether UHY provides any prohibited non-audit services to us.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. Further, the Audit Committee discussed with UHY its performance and independence for the fiscal year ended December 31, 2019. Based on its findings, the Audit Committee determined that the services provided by UHY are satisfactory and UHY is independent.
The Audit Committee holds a meeting at least quarterly in which management and UHY participate. Following the Audit Committee meeting, independent members of the Board meet separately in an executive session with representatives from UHY. As a result, an avenue of communication between UHY, management, and the Board is accomplished on a regular basis.

Based on discussions with management and UHY, as well as review of UHY’s report to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2019, be included in the Annual Report, as filed with the SEC.

The Audit Committee:
   Christopher T. Morris, Chairman
   Ryan A. Bailey
   Amitav Misra

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Policy and Procedures

LEH operates and manages all Blue Dolphin properties pursuant to an Amended and Restated Operating Agreement dated April 1, 2020 (the “Amended and Restated Operating Agreement) between LEH and Blue Dolphin, Lazarus Energy, LLC (“LE”), Lazarus Refining & Marketing, LLC (“LRM”), Nixon Product Storage, LLC (“NPS”), Blue Dolphin Pipe Line Company (“BDPL”), Blue Dolphin Petroleum Company (“BDPC”), and Blue Dolphin Services Co. (“BDSC”). Services under the Amended and Restated Operating Agreement include personnel serving in a variety of capacities, including, but not limited to corporate executives. All personnel work for and are paid by LEH.

Compensation for Named Executives

Under the Amended and Restated Operating Agreement, compensation paid to our principal executive officer, principal financial officer, and the most highly compensated executive officers other than the principal executive officer and principal financial officer whose annual salary exceeded $100,000 (collectively, the “Named Executive Officers”) for the periods indicated was as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary	Total
		(in thousands)

Jonathan P. Carroll	2019	$-	$-
Chief Executive Officer and President	2018	-	-
(Principal Executive Officer, Principal
Financial Officer, and Principal
Accounting Officer)

Tommy L. Byrd(1)	2019	-	-
Chief Financial Officer	2018	$100	$100

(1)
Mr. Byrd resigned effective December 31, 2018.

Compensation Risk Assessment

LEH’s approach to compensation practices and policies applicable for executive and non-executive personnel throughout our organization is consistent with the base pay market median for each position. LEH believes its practices and policies in this regard are not reasonably likely to have a materials adverse effect on us.

Outstanding Equity Awards

None.

Director Compensation Policy and Procedures

Although Jonathan Carroll is a director of Blue Dolphin, his services as Chief Executive Officer are provided under the Amended and Restated Operating Agreement (see above under “Executive Compensation Policy and Procedures.”) Therefore, we do not have any directors that are also employed by Blue Dolphin. The Compensation Committee reviews and recommends to the Board for its approval all compensation for the directors.

Compensation for Non-Employee Directors

Non-employee, independent directors receive compensation for their service on the Board of $40,000 per year. Compensation is earned in Common Stock and cash on a quarterly rotating basis, as follow:

Fair Market Value	Period Services Rendered	Payment Method

$10,000	January 1 – March 31 (First Quarter)	Common stock
$10,000	April 1 – June 30 (Second Quarter)	Cash
$10,000	July 1 – September 30 (Third Quarter)	Common stock
$10,000	October 1 – December 31 (Fourth Quarter)	Cash

For the first and third quarters, the number of shares of Common Stock to be issued is determined by the closing price of Blue Dolphin’s Common Stock on the last trading day in the respective quarterly period and such closing price is the cost basis for such issuance. The shares of Common Stock are subject to resale restrictions applicable to restricted securities and securities held by affiliates under federal securities laws.

Non-employee, independent directors also earn additional compensation for serving on the Audit Committee. The chairman of the Audit Committee earns an additional $2,500 in cash in each of the second and fourth quarters of the year, for a total of $5,000 annually. Members of the Audit Committee earn an additional $1,250 in cash in each of the second and fourth quarters of the year, for a total of $2,500 annually. Non-employee, independent directors serving on the Compensation Committee do not earn any additional compensation for their service as directors. Non-employee, independent directors are reimbursed for reasonable out-of-pocket expenses related to in-person meeting attendance.

At December 31, 2019, non-employee, independent directors had not been paid the cash portion of their compensation since 2015 and the common stock portion of their compensation following the first quarter 2018 service period due to defaults under our secured loan agreements, historic net losses, and working capital. However, as of the filing date of this report, non-employee, independent directors had been paid the outstanding cash portion of accrued director fees. Non-employee, independent directors will receive payment of the common stock portion of director fees going forward. Unpaid cash fees are reflected within accrued expenses and other current liabilities on our consolidated balance sheets.

Accrued and Unpaid Non-Employee, Independent Director Compensation

	Years Ended December 31,
	2019			2018
	(in thousands)
Name	Cash	Stock(1)	Total(3)	Cash	Stock(1)(2)	Total(3)

Christopher T. Morris	$25	$20	$45	$25	$20	$45
Ryan A. Bailey	23	20	43	23	20	43
Amitav Misra	23	20	43	23	20	43

	$70	$60	$130	$70	$60	$130

(1)	At both December 31, 2019 and 2018, Messrs. Morris, Bailey, Misra and Whitney had total restricted awards of Common Stock outstanding of 75,026, 60,676, 66,767 and 9,683, respectively.
(2)	At March 31, 2018, the grant date market value cost basis was $0.60 per share.
(3)
At both December 31, 2019 and 2018, Messrs. Morris, Bailey and Misra were collectively owed $263,000 and $273,000, respectively, in accrued and unpaid compensation for director fees. The amounts owed were significantly reduced during 2020

Compensation Committee Interlocks and Insider Participation

Only one of our directors, Jonathan P. Carroll, also serves as an executive officer. Mr. Carroll does not serve on any of our standing committees.

None of our executive officers serve on the board of directors of another entity whose executive officers serve on our Board. None of our officers or LEH’s personnel, other than Mr. Carroll, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Family Relationships between Directors and Executive Officers

As of the Record Date, there were no relationships between any of our directors or executive officers and any other director or executive officer of Blue Dolphin.

COMPENSATION COMMITTEE REPORT

Based on discussions with management and review of the Compensation Discussion and Analysis, the Compensation Committee consisting of Messrs. Morris, Bailey, and Misra, recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and 2020 proxy statement.

The Compensation Committee:
   Christopher T. Morris, Chairman
   Ryan A. Bailey
   Amitav Misra

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

This table shows information with respect to persons or groups known to us to be the beneficial owners of more than five percent (5%) of our Common Stock as of the Record Date. Unless otherwise indicated, each named party has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Lazarus Energy Holdings, LLC	8,426,456	66.4%
	801 Travis Street, Suite 2100
	Houston, Texas 77002

(1)
Based upon 12,693,514 shares of Common Stock issued and outstanding as of the Record Date.

Security Ownership of Management

This table shows information as of the Record Date with respect to: (i) directors, (ii) executive officers and (iii) directors and executive officers as a group beneficially owning our Common Stock. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Jonathan P. Carroll(2)	10,346,216	81.5%
Common Stock	Christopher T. Morris / Mpact Partners, LLC	120,054	*
Common Stock	Amitav Misra	111,795	*
Common Stock	Ryan A. Bailey	105,704	*
Common Stock	Herbert N. Whitney	9,683	---

Directors/Nominees and Executive Officers as a Group (5 Persons)		10,693,452	84.2%

(1)
Based upon 12,693,514 shares of Common Stock issued and outstanding and 0 shares of Common Stock issuable upon exercise of stock options, each as of the Record Date.
(2)
Includes 8,426,456 shares issued to LEH. Mr. Carroll and his affiliates have an approximate 60% ownership interest in LEH.
*
Less than 1%.

RELATED PARTY TRANSACTIONS

Affiliate Operational Agreements Summary

Blue Dolphin and certain of its subsidiaries are party to several operational agreements with LEH and its affiliates, Lazarus Texas Refinery I, LLC (“LTRI”) and Lazarus Marine Terminal LLC (“LMT”)(LEH, LTRI, and LMT are collectively referred to herein as the “Affiliates”). Management believes that these related-party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions. Related-party agreements related to Blue Dolphin’s operations consist of the following:

Agreement/Transaction	Parties	Effective Date	Key Terms
Refinery Equipment Purchase	LTRI - LE	07/01/2019	LE purchase of two (2) refurbished heat exchangers for $0.08 million each
Dock Tolling Agreement	LMT - LE	05/24/2016
5-year term cancellable by either party any time; LE paid flat reservation fee for tolling volumes up to 84,000 gallons per day; excess tolling volumes subject to increased per gallon rate; terminated 07/01/2019

Jet Fuel Sales Agreement	LEH - LE	04/01/2020
1-year term expiring earliest to occur of 03/31/2021 plus 30-day carryover or delivery of maximum jet fuel quantity; LEH bids on jet fuel contracts under preferential pricing terms due to a HUBZone certification

Office Sub-Lease Agreement	LEH - BDSC	01/01/2018	68-month term expiring 08/31/2023; office lease Houston, Texas; includes 6-month rent abatement period; rent approximately $0.02 million per month
Amended and Restated Operating Agreement	LEH – Blue Dolphin, LE, LRM, NPS, BDPL, BDPC and BDSC	04/01/2020
3-year term; expires 04/01/2023 or notice by either party at any time of material breach or 90 days Board notice; LEH receives management fee of 5% of all consolidated operating costs, excluding crude costs, depreciation, amortization and interest, of Blue Dolphin, LE, LRM, NPS, BDPL, BDPC and BDSC

Working Capital

We have historically depended on Affiliates for financing when revenue from operations and borrowings under bank facilities are insufficient to meet our liquidity and working capital needs. Such borrowings are reflected in our consolidated balance sheets in accounts payable, related party, and/or long-term debt, related party.

Related-Party Long-Term Debt

Loan Description	Parties	Maturity Date	Interest Rate	Loan Purpose
March Carroll Note (in default)	Jonathan Carroll – Blue Dolphin	Jan 2019	8.00%	Blue Dolphin working capital; reflects amounts owed to Jonathan Carroll under the guaranty fee agreements
March Ingleside Note (in default)	Ingleside – Blue Dolphin	Jan 2019	8.00%	Blue Dolphin working capital
June LEH Note (in default)	LEH – Blue Dolphin	Jan 2019	8.00%	Blue Dolphin working capital; reflects amounts owed to LEH under the Amended and Restated Operating Agreement
BDPL-LEH Loan Agreement (in default)(1)	LEH - BDPL	Aug 2018	16.00%	Blue Dolphin working capital
Amended and Restated Guaranty Fee Agreement(2)	Jonathan Carroll - LE	--	2.00%	Tied to payoff of LE $25 million Veritex loan
Amended and Restated Guaranty Fee Agreement(2)	Jonathan Carroll - LRM	--	2.00%	Tied to payoff of LRM $10 million Veritex loan
(1)
The original principal amount of the BDPL-LEH Loan Agreement was $4.0 million.
(2)
As a condition for our secured loan agreements with Veritex, Jonathan Carroll was required to personally guarantee repayment of borrowed funds and accrued interest. Under the guaranty fee agreements, Mr. Carroll is entitled to receive guaranty fees. The fees are payable 50% in cash and 50% in Common Stock. The Common Stock portion is paid quarterly. For the foreseeable future, management does not intend to pay Mr. Carroll the cash portion due to Blue Dolphin’s working capital deficits. The cash portion will continue to accrue and be added to the outstanding principal balance owed to Mr. Carroll under the March Carroll Note.

Guarantees and Security

Loan Description	Guarantees	Security
BDPL-LEH Loan Agreement	---	● Secured by certain BDPL property

Covenants

The BDPL-LEH Loan Agreement contains representations and warranties, affirmative and negative covenants, and events of default that we consider usual and customary for a credit facility of this type. There are no covenants associated with the March Carroll Note, March Ingleside Note, or June LEH Note.

Defaults

Loan Description	Event(s) of Default	Covenant Violations
March Carroll Note (in default)	Failure of borrower to pay past due obligations; loan matured January 2019	--
March Ingleside Note (in default)	Failure of borrower to pay past due obligations; loan matured January 2019	---
June LEH Note (in default)	Failure of borrower to pay past due obligations; loan matured January 2019	---
BDPL-LEH Loan Agreement (in default)	Failure of borrower to pay past due obligations; loan matured August 2018	---

Related-Party Financial Impact

Consolidated Balance Sheets.
Accounts receivable, related party. Accounts receivable, related party totaled $0 and $1.4 million at September 30, 2020 and December 31, 2019, respectively. At December 31, 2019, accounts receivable, related party represented amounts owed from LEH for the sale of jet fuel under the Jet Fuel Sales Agreement.  Amounts are settled under normal business terms.  Amounts outstanding relating to the Jet Fuel Sales Agreement can significantly vary period to period based on the timing of the related sales and payments received.  See below for the total amount owed to LEH under the June LEH Note and the BDPL-LEH Loan Agreement.

Accounts payable, related party. Accounts payable, related party to LTRI related to the purchase of refinery equipment totaled $0.2 million at both September 30, 2020 and December 31, 2019.

Long-term debt, related party, current portion (in default) and accrued interest payable, related party.
	September 30,	December 31,
	2020	2019
	(in thousands)
LEH
June LEH Note (in default)	$5,733	$-
BDPL-LEH Loan Agreement	6,654	6,174
LEH Total	12,387	6,174
Ingleside
March Ingleside Note (in default)	1,067	1,004
Jonathan Carroll
March Carroll Note (in default)	1,373	997
	14,827	8,175

Less: Long-term debt, related party, current portion, in default	(12,173)	(6,001)
Less: Accrued interest payable, related party (in default)	(2,654)	(2,174)
	$-	$-

Consolidated Statements of Operations.
Total revenue from operations.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	(in thousands, except percent amounts)
Refinery operations
LEH	$11,942	27.8%	$25,034	31.8%	$34,244	27.8%	$70,016	31.0%
Third-Parties	29,987	69.9%	52,503	66.8%	85,941	69.6%	152,636	67.6%
Tolling and terminaling
Third-Parties	1,001	2.3%	1,096	1.4%	3,214	2.6%	3,253	1.4%
	$42,930	100.0%	$78,633	100.0%	$123,399	100.0%	$225,905	100.0%

Interest expense.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Jonathan Carroll
Guaranty Fee Agreements
First Term Loan Due 2034	$108	$110	$324	$333
Second Term Loan Due 2034	45	46	134	138
March Carroll Note (in default)	23	33	66	86
LEH
BDPL-LEH Loan Agreement (in default)	160	160	480	480
June LEH Note (in default)	102	17	245	40
Ingleside
March Ingleside Note (in default)	15	12	50	63
	$453	$378	$1,299	$1,140

Other. Fees associated with the Dock Tolling Agreement with LMT totaled $0 and $0.05 million for the three months ended September 30, 2020 and 2019, respectively. Fees associated with the Dock Tolling Agreement with LMT totaled $0 and $0.4 million for the nine months ended September 30, 2020 and 2019, respectively.

Lease payments received under the office sub-lease agreement with LEH totaled approximately $0.01 million for both three-month periods ended September 30, 2020 and 2019. Lease payments received under the office sub-lease agreement with LEH totaled approximately $0.03 million for both nine-month periods ended September 30, 2020 and 2019.

The LEH operating fee was flat, totaling approximately $0.2 million for both three-month periods ended September 30, 2020 and 2019. The LEH operating fee was also relatively flat, totaling approximately $0.05 million for both nine-month periods ended September 30, 2020 and 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders who own more than ten percent (10%) of the Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we are unaware of any late filings made during 2019.

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DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS

Director Nominations and Proposals Process

Historically, we hold our annual meeting of stockholders in December of each year. We have tentatively set the 2021 Annual Meeting of Stockholders for December 15, 2021. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.
Director Nominations Deadline

Our Amended and Restated Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of Blue Dolphin at least ninety (90) calendar days before the anniversary date of the previous year’s annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board. In order to avoid controversy as to the date on which a director nomination is received, stockholders of record must make submissions to us at our principal executive office by certified mail, return receipt requested. Blue Dolphin’s mailing address is located at our principal office: 801 Travis Street, Suite 2100, Houston, Texas 77002. (See “Corporate Governance and Board Matters – Nominating Committee” in this proxy statement for more information.)

We did not receive any director nominee submissions by September 17, 2020, the deadline for the 2020 Annual Meeting.

Stockholder Proposals Deadline

Pursuant to SEC requirements, stockholders of record must submit stockholder proposals for inclusion in the printed proxy materials to us at least one hundred and twenty (120) calendar days before the date we released the previous year’s proxy statement for our annual meeting of stockholders. However, if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then stockholders must submit their proposals a reasonable time before Blue Dolphin begins to print and send its proxy materials. We did not receive any stockholder proposal submissions.

As noted above we expect our 2021 annual meeting to be held on December 15, 2021, and we therefore will print and send proxy materials on or around November 15, 2021. Accordingly, stockholder proposals must be submitted a reasonable time before November 15, 2021. In order to avoid controversy as to the date on which a stockholder proposal is received, stockholders of record must make submissions to us at our principal executive office by certified mail, return receipt requested.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file financial and other information with the SEC as required, including but not limited to, proxy statements on Schedule 14A, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors may obtain any document that we file with the SEC through the SEC’s conventional and electronic reading rooms. These reading rooms are managed by the SEC’s Office of Freedom of Information and Privacy Act Operations.

Office of Freedom of Information and Privacy Act Operations	Conventional Reading Rooms	Electronic Reading Rooms
100 F Street, N.E. Mail Stop 2736 Washington, D.C. 20549 (202) 551-8300	Headquarters Office 100 F Street, N.E. Room 1580 Washington, D.C. 20549 (202) 551-8090

Public Company Information / SEC Comment and Response Letters
https://www.sec.gov/edgar/searchedgar/companysearch.html

SEC Opinion, Policy Statements, and Staff Manuals
https://www.sec.gov/foia/efoiapg.htm

We also make our SEC filings available on our website (http://www.blue-dolphin-energy.com).

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement and the accompanying notice and letter to stockholders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1935. Forward-looking statements represent management’s beliefs and assumptions based on currently available information. Forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, commitments and contingencies, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results, or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or materially affect our financial condition, results of operations, and cash flows. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Brokers, banks, or other nominees may deliver only one (1) copy of this proxy statement to multiple beneficial stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Beneficial stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports that wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all beneficial stockholders at the shared address in the future.

Registered and beneficial stockholders who wish to receive a separate copy of this proxy statement, now or in the future, should submit their request to Blue Dolphin, Investor Relations at (713) 568-4725, or submit a written request to Blue Dolphin Energy Company, Attention: Investor Relations, 801 Travis Street, Suite 2100, Houston, Texas 77002.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board

Houston, Texas
November 25, 2020

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BLUE DOLPHIN ENERGY COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 31, 2020 AT 10:00 AM CDT
CONTROL ID:
REQUEST ID:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE. THE SIGNER ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT, REVOKES ALL PREVIOUS PROXIES AND APPOINTS JONATHAN P. CARROLL AS PROXY WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND AUTHORIZES HIM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE, ALL OF THE SHARES OF COMMON STOCK OF BLUE DOLPHIN ENERGY COMPANY HELD OF RECORD BY THE SIGNER AT THE CLOSE OF BUSINESS ON NOVEMBER 23, 2020, AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by the internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	http://www.shareholdervote.info/

ANNUAL MEETING OF THE STOCKHOLDERS OFBLUE DOLPHIN ENERGY COMPANY		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	ELECT FIVE (5) DIRECTORS.	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Director Nominees:	☐	☐
	(1) Jonathan P. Carroll			☐
	(2) Amitav Misra			☐	CONTROL ID:
	(3) Christopher T. Morris			☐	REQUEST ID:
	(4) Ryan A. Bailey			☐
	(5) Herbert N. Whitney			☐
Proposal 2	APPROVE, ON AN ADVISORY BASIS, A NON-BINDING VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Proposal 3	APPROVE, ON AN ADVISORY BASIS, A NON-BINDING VOTE ON THE FREQUENCY OF SAY ON PAY VOTES	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
		☐	☐	☐	☐

Proposal 4	RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Proposal 5	TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
___________________________
___________________________
___________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)